Exhibit 10.8
2010 CASH AWARD AGREEMENT
THERMADYNE HOLDINGS CORPORATION
     THIS CASH AWARD AGREEMENT (this “Agreement”) dated March 9, 2010, between Thermadyne Holdings Corporation (the “Company”), a Delaware corporation, and                      (the “Grantee”), an officer or key employee of the Company or one of its subsidiary corporations (“Subsidiary Corporation”) within the meaning of Section 424(f) of the Internal Revenue Code (“the Code”).
     RECITALS:
     WHEREAS, pursuant to Section 2(c) of the Amended and Restated Executive Employment Agreement between Grantee and Company dated                     , the Company has agreed to grant to Grantee a certain award of cash subject to vesting upon the achievement of performance-based criteria established by the Compensation Committee of the Board of Directors and on the terms and conditions of this Agreement.
     NOW, THEREFORE, in consideration of the foregoing and of the mutual undertakings set forth in this Agreement, the Company and the Grantee agree as follows:
Section 1. Terms of Plan to Control
     This Agreement is subject to all the terms and conditions of the Company’s Amended and Restated 2004 Stock Incentive Plan (the “Plan”), as such terms and conditions may be applied without regard to the nature of the award granted. A copy of the Plan is available upon request. Capitalized terms used in this Agreement and not otherwise defined in the Agreement are defined in the Plan. In the event of a conflict between the Plan and this Agreement, the terms of the Plan shall control.
Section 2. Grant of Cash Award
     Subject to the restrictions and risk of forfeiture set forth in this Agreement, including without limitation the performance-based vesting provisions set forth in Section 3.1, and subject to adjustment in the amount of the award contemplated hereunder, the Company hereby grants to the Grantee a Cash Award in the amount of                                          dollars ($_________), which shall be subject to the withholding/deductions from compensation in accordance with the Company’s normal payroll practices.
Section 3. Restrictions
     3.1 The portion of the Cash Award awarded to Grantee hereunder will become vested (and thereby no longer subject to forfeiture hereunder) and will be delivered to Grantee, based on the Company’s ROIOC (as defined herein) performance in calendar year 2012. The ROIOC for 2012 will be calculated and certified in early 2013, with vesting (if any) to occur upon the Company’s official announcement of financial results for the fiscal year ending December 31,

2012. One hundred percent of the Original Grant will vest if the Company achieves 39.4% ROIOC in 2012. Fifty percent of the Original Grant will vest if the Company achieves 31.5% ROIOC in 2012. If the Company fails to achieve 31.5% ROIOC in 2012, the entire Cash Award granted hereunder shall be forfeited. If the Company achieves 47.3% ROIOC in 2012, Grantee shall be entitled to receive, and the Company shall issue and deliver to Grantee along with the fully vested portion of the Original Grant, an additional cash payment in the amount of                      dollars ($_________). No incremental adjustments to awards will be made for average ROIOC levels between the goals stated herein. Vesting at the above levels of ROIOC is not cumulative, i.e., vesting at a higher level ROIOC is in lieu of (and not in addition to) achievement of the lower level.
     3.2 The following terms shall have the following meaning when used herein:
a.	“ROIOC” for a fiscal year of the Company means Adjusted Operating EBITDA for such year divided by Invested Operating Capital for such year.

b.	“Invested Operating Capital” for a fiscal year of the Company is the sum of the following items from the consolidated year end balance sheet as shown on the Company’s audited financial statement for such year:
Accounts receivables, less allowances for doubtful accounts
Inventories
Net property, plant and equipment
Patents and trademarks included in intangibles
Other assets
Long term receivables
Less accounts payable
c.	“Adjusted Operating EBITDA” for a fiscal year of the Company is the sum of the following items from the consolidated year end statements of operations as shown on the Company’s audited financial statement for such year:
Net income (loss) from continuing operations
Interest expense
Net periodic postretirement benefits in excess of cash payments
Restructuring costs
LIFO
Minority interest
Severance accrual
Stock compensation expense
Provision for income tax
     3.3 The award percentages are based on projections as to the continued operation of the Company and its Subsidiary Corporations in their current ordinary course of business. The parties agree and acknowledge that Invested Operating Capital and Adjusted Operating EBITDA

may be recast by the Company to adjust for any unforeseen extraordinary circumstances that may occur, including, but not limited to, a change in accounting methods, the discontinued operations of a Subsidiary Corporation or a division, or the sale or acquisition of a business or brand.
     3.4 Notwithstanding anything in this Agreement to the contrary, all restrictions under this Section 3 on the Cash Award granted under this Agreement shall lapse upon the consummation of a Change in Control and payment of the full amount of the Cash Award shall be delivered to the Grantee or, in the event of his or her death, to his or her Designated Beneficiary or Beneficiaries as soon as practicable.
     3.5 The Grantee may designate a beneficiary or beneficiaries (“Designated Beneficiary or Beneficiaries”) on the Designated Beneficiary form attached to this Agreement to receive any vested portion of the Cash Award not previously paid under this Agreement upon the Grantee’s death. If the Grantee does not complete the Beneficiary Designation form, or the Designated Beneficiary or Beneficiaries has or have predeceased the Grantee or cannot be located, the vested portion of the Cash Award not previously paid shall be transferred in accordance with the Grantee’s will or, if the Grantee has no will, in accordance with the applicable state laws or descent and distribution.
Section 4. Termination of Employment
     4.1 All rights to the Cash Award, to the extent not previously forfeited or vested, shall be forfeited on the Grantee’s termination of employment with the Company or a Subsidiary Corporation.
     4.2 With respect to any portion of the Cash Award that has vested but has not been transferred to Grantee as of the last day of Grantee’s employment, the payment of any such vested portion shall be delivered to the Grantee as soon as practicable.
     4.3 If the Grantee dies while in the employ of the Company or a Subsidiary Corporation, or dies after his or her employment terminates but prior to the time any vested portion of the Cash Award is actually paid to him or her under Section 4.2, such unpaid portion of the Cash Award shall be transferred to his or her testamentary transferee at the time and in the manner described in Section 3.5.
     4.4 References herein to an individual’s employment shall include any and all periods during which such individual is considered an employee of the Company or a Subsidiary Corporation. The Grantee shall be deemed to have terminated employment when the Grantee completely ceases to be employed (within the meaning of the preceding sentence) by the Company and all of its Subsidiary Corporations. The Committee may in its discretion determine (a) whether any leave of absence constitutes a termination of employment within the meaning of this Agreement, and (b) the impact, if any, of any such leave of absence on the Cash Award granted under this Agreement.

Section 5. Non-Assignability
     No right granted to the Grantee under the Plan or this Agreement, except as otherwise provided in this Agreement, shall be assignable or transferable (whether by operation of law or otherwise and whether voluntarily or involuntarily), other than by will or by the laws of descent and distribution. During the life of the Grantee, all rights granted to the Grantee under the Plan or under this Agreement shall inure only by the Grantee.
Section 6. Withholding Taxes
     Whenever under the Plan and this Agreement any portion of a Cash Award is to be delivered, the Company shall be have the right to withhold an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto.
Section 7. Right of Discharge Reserved
     Nothing in the Plan or in this Agreement shall confer upon the Grantee the right to continue in the employment, or service of the Company or any of its Subsidiary Corporations, or affect any right which the Company or any of its Subsidiary Corporations may have to terminate the employment or service of the Grantee. The parties agree and acknowledge that the Grantee is an at-will employee of the Company or Subsidiary Corporation. The Company and the Grantee retain the right to terminate such employment relationship at any time.
Section 8. Nature of Payments
     8.1 Any Cash Award delivered hereunder shall be in consideration of services performed by the Grantee for the Company or for its Subsidiary Corporations.
     8.2 Any Cash Award delivered hereunder shall constitute a special incentive payment to the Grantee. Such Cash Award shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of determining any pension, retirement, death or other benefits under (a) any 401(k), pension, retirement, profit-sharing, bonus, life insurance, disability or other benefit plan of the Company or any Subsidiary Corporation or (b) any agreement between the Company or any Subsidiary Corporation, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.
Section 9. Committee Determinations
     The Committee’s determinations under the Plan and this Agreement need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). All decisions, interpretations and determinations by the Committee with regard to any question or matter arising hereunder or under the Plan shall be conclusive and binding upon the Company and the Grantee and his or her transferees.
Section 10. Section Headings

     The Section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said sections.
Section 11. Notices
     Any notice to be given to the Company or the Committee hereunder shall be in writing and shall be addressed to the Secretary of the Company at Thermadyne Holdings Corporation, 16052 Swingley Ridge Court, Suite 300, Chesterfield, MO 63017, or at such other address as the Company may hereafter designate to the Grantee by notice as provided herein. Any notice to be given to the Grantee hereunder shall be addressed to the Grantee at the address set forth beneath his signature hereto, or at such other address as the Grantee may hereafter designate to the Company by notice as provided herein. Notices hereunder shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive the same.
Section 12. Successors and Assigns
     This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and, as contemplated in Section 4.3, the heirs and personal representatives of the Grantee.
Section 13. Other Payments or Awards
     Nothing contained in this Agreement shall be deemed in any way to limit or restrict the Company or any Subsidiary Corporations from making any award or payment to the Grantee under any other plan, arrangement or understanding, whether now existing or hereafter in effect.
Section 14. Governing Law and Venue
     This Agreement shall be governed by and construed in accordance with the laws of the state of Missouri despite any laws of that state that would apply the laws of a different state. In the event of litigation arising in connection with this Agreement and/or the Plan, the parties hereto agree to submit to the jurisdiction of state and Federal courts located in the state of Missouri.
Section 15. Severability
     If any term or provision of this Agreement, or the application of this Agreement to any person or circumstances, shall at any time or to any extent be invalid, illegal or unenforceable in any respect as written, both parties intend for any court construing this Agreement to modify or limit that provision so as to render it valid and enforceable to the fullest extent allowed by law. Any provision that is not susceptible of reformation shall be ignored so as to not affect any other term or provision of this Agreement, and the remainder of this Agreement, or the application of that term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

Section 16. Entire Agreement; Modification
     The Plan and this Agreement contain the entire agreement between the parties with respect to the subject matter contained in this Agreement and may not be modified, except as provided in the Plan, as it may be amended from time to time in the manner provided in the Plan, or in this Agreement, as it may be amended from time to time by a written document signed by each of the parties to this Agreement. Any oral or written agreements, representations, warranties, written inducements or other communications with respect to the subject matter contained in this Agreement made before the signing of this Agreement shall be void and ineffective for all purposes.
Section 17. Authority to Receive Payments
     Any amount payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefore shall be deemed paid when paid to the conservator of such person’s estate or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Company, members of the Committee and the Board with respect thereto.
Section 18. Counterparts
     This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

THERMADYNE HOLDINGS CORPORATION		GRANTEE

By:
	Nick H. Varsam	Grantee’s Name:
	General Counsel & Secretary	Date of Signature:

Grantee’s Address:

2010 CASH AWARD AGREEMENT
THERMADYNE HOLDINGS CORPORATION
BENEFICIARY DESIGNATION
To the Secretary of Thermadyne Holdings Corporation (“Company”)
I hereby designate the following person, persons or entity as primary and secondary Designated Beneficiaries of rights that may be transferred under the Thermadyne Long Term Incentive Award program, the Thermadyne Holdings Corporation 2004 Stock Incentive Plan (the “Plan”) and the 2010 Cash Award Agreement (“Agreement”) between the Company and me dated March 9, 2010, upon my death:
Primary Beneficiary [include address and relationship]:
Secondary Beneficiary [include address and relationship]:
I RESERVE THE RIGHT TO REVOKE OR CHANGE ANY BENEFICIARY DESIGNATION. I HEREBY REVOKE ALL PRIOR DESIGNATIONS (IF ANY) OF BENEFICIARIES AND SECONDARY BENEFICIARIES.
The Company shall cause any vested portion of the Grant Award not previously paid to be transferred by reason of my death pursuant to the Agreement to the Primary Beneficiary, if he, she or it survives me, and if no Primary Designated Beneficiary shall survive me, then to my secondary Designated Beneficiary. If no named Designated Beneficiary survives me, then all such amount shall be transferred in accordance with the terms of the Agreement.

Date of this Designation	Signature of Participant
NOTE: Unless provided otherwise in this Beneficiary Designation, the Company shall transfer any vested portion of the Grant Award not previously paid to be transferred to more than one Designated Beneficiary equally to the living Designated Beneficiaries.